Exhibit 10.2

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed. Information that has been omitted from the exhibit are indicated with brackets.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SECURED PROMISSORY NOTE

$525,000	December 31, 2025

FOR VALUE RECEIVED, Blum Holdings, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to the order of [***], an individual (together with any and all of their successors and assigns and/or any other holder of this Note, as hereinafter defined, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, the principal sum of Five Hundred Twenty Five Thousand and 00/100 Dollars ($525,000) (the “Loan Amount”), together with any interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

This Senior Secured Promissory Note (this “Loan”) amends, restates, consolidates, and replaces in their entirety that certain Amended and Restated Unsecured Promissory Note dated May 7, 2025, in the original principal amount of $200,000 (superseding the February 25, 2025 note), and that certain Amended and Restated Unsecured Promissory Note dated May 8, 2025, in the original principal amount of $325,000 (superseding the April 18, 2025 note) (collectively, the “Prior Notes”).

Upon execution of this Note, the Prior Notes shall be deemed satisfied, canceled, and of no further force or effect.

Subject to the terms and conditions herein, on the date hereof, Lender shall make the Loan to Borrower, in an aggregate amount equal to the Loan Amount. Once the Loan is made, any portion of the Loan repaid may not be re borrowed.

Section 1    The principal amount of this Loan, together with all accrued and unpaid interest thereon, shall be due and payable in full on December 31, 2027 (the “Maturity Date”).

Section 2    Interest shall accrue on the unpaid balance of the Loan at the rate of eight percent (8.00%) per year, simple interest, calculated on the basis of a 365-day year and the actual number of days elapsed.

(i)         Any remaining principal balance on this Note and Interest shall be payable in full on the Maturity Date.

Section 3    Conversion. At the sole discretion of the Lender, and without the payment of any further consideration, all or any portion of the outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, may be converted into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to eighty-five percent (85%) of a $20,900,000 pre-money valuation of the Company, which is equal to a per-share price of $0.98 on a fully diluted basis (the “Conversion Price”).

For the avoidance of doubt, a conversion of the full principal amount of $525,000 at the Conversion Price shall result in the issuance of 535,714 shares of Common Stock, subject to customary rounding of fractional shares. Upon any conversion pursuant to this Section 3, the portion of the principal and accrued and unpaid interest so converted shall be deemed paid in full and satisfied.

Section 4    Cancellation of Warrants. In connection with the amendment, restatement, consolidation, and replacement of the Prior Notes with this Senior Secured Promissory Note, the Borrower and the Lender hereby acknowledge and agree that all warrants previously issued to the Lender in connection with the Prior Notes, including, without limitation, the Common Stock Purchase Warrants issued pursuant to the Amended and Restated Unsecured Promissory Notes dated May 7, 2025 and May 8, 2025 (collectively, the “Prior Warrants”), are hereby irrevocably canceled and terminated in their entirety, effective as of the date hereof, and shall be of no further force or effect.

The Lender hereby waives any and all rights under the Prior Warrants, including any rights to exercise, receive shares, or receive consideration thereunder, and acknowledges that no equity, warrant coverage, or other participation rights shall survive with respect to the Prior Warrants following the execution of this Note.

The cancellation of the Prior Warrants is a material inducement to the Borrower’s entry into this Note and is agreed to in consideration of the rights and benefits granted to the Lender herein.

Section 5    Security; Guaranty; Loan Documents. The security for this Note includes: (a) a Security Agreement (the “Security Agreement”) of even date herewith from Borrower, for the benefit of Lender, conveying and encumbering the Collateral (as defined therein), for the benefit of Lender, and (b) a Guaranty Agreement (the “Guaranty Agreement” and together with the Security Agreement and this Note, the “Loan Documents”) of even date herewith from the Guarantor (as defined therein), for the benefit of Lender. This Note, the Borrower Security Agreement and the Guaranty Agreement, and all other documents now or hereafter securing, guaranteeing, or executed in connection with the Loan, as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a “Loan Document” and together the “Loan Documents.”

Section 6    Prepayment. Borrower may prepay the principal balance of this Note, in full at any time without payment of premium or penalty.

Section 7    Events of Default. The occurrence of any Event of Default (as defined in the Loan Documents), under any of the Loan Documents (subject to any applicable grace or cure period) shall constitute an Event of Default under this Note.

Section 8    Heirs, Successors and Assigns. The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 9    Severability. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

Section 10    Notices. Any notice, request, or demand to or upon Borrower or Lender shall be deemed given and complete upon personal delivery, or three (3) business days following mailing via United States registered or certified mail, return receipt requested, postage prepaid. Notice may also be given by, and shall be deemed complete upon receipt of, electronic facsimile, provided that any facsimile notice shall only be deemed received if (a) the transmission thereof is confirmed, and (b) facsimile notice followed by written notice, made either by (i) personal delivery thereof, or (ii) via deposit in registered or certified mail, return receipt required, postage prepaid, within three (3) business days following the facsimile notice. Notice shall be deemed given on the date it is sent via facsimile in accordance with the foregoing provisions. Notices shall be addressed to the parties as follows:

To Borrower:

Blum Holdings, Inc.

Attn: [***]
[***]
[***]

[***]

To Lender:

[***]

Email: [***]

Section 11    No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Loan Documents, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 12    Assignment. Borrower may not assign this Note without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender may assign this Note without the prior written consent of Borrower.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

BORROWER:

BLUM HOLDINGS, INC.
a Delaware corporation

By:
Name:	Sabas Carrillo
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED BY LENDER:

[***]

By:
Name:	[***]